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                                                                     EXHIBIT 2.2


                                 FIRST AMENDMENT
                                       TO
                           PURCHASE AND SALE AGREEMENT


         This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT is made and entered into as of the 28th day of May, 2004, by and between TST LENEXA, L.P., a Kansas limited partnership ("Seller"), and GOVERNMENT PROPERTIES TRUST, INC., a Maryland corporation ("Buyer").


         WHEREAS, Seller and Buyer entered into a certain Purchase and Sale Agreement (the "Purchase Agreement") dated April 26, 2004 with respect to Property described as follows:

                Lots 9 and 10 and the East 126.09 feet of Lot 8,
                  Pine Ridge West Business Park - Second Plat,
          a Subdivision in the City of Lenexa, Johnson County, Kansas,
                   according to the recorded plat thereof; and


         WHEREAS, Buyer has requested, and Seller has agreed, to adjust the purchase price to reflect certain conditions discovered during Buyer's inspection of the Property;

         NOW, THEREFORE, Buyer and Seller agree as follows:

         1. Section 2.1 of the agreement is hereby amended by changing the purchase price from $10,500,000.00 to $10,395,000.00.

         2. Buyer and Seller acknowledge that the Inspection Period has expired, and that the Deposit is non-refundable to the extent provided in of the Purchase Agreement.

         3. Except to the extent amended hereby, the Purchase Agreement shall remain in full force and effect, and its provisions are ratified and affirmed.

         4. Capitalized terms herein shall have the meanings ascribed to such terms in the Purchase Agreement.


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         IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the 28th day of May, 2004.

                                    SELLER:

                                    TST LENEXA, L.P.,
                                    a Kansas limited partnership

                                    By:  TST Lenexa Management, LLC,
                                         a Kansas limited liability company



                                    By:  /s/ Rance M. Sanders
                                       -----------------------
                                         Rance M. Sanders
                                         Its Manager


                                    PURCHASER:

                                    GOVERNMENT PROPERTIES TRUST, INC.,
                                    a Maryland corporation



                                    By:  /s/ Thomas D. Peschio
                                       ------------------------
                                         Its President and CEO